UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020 (June 4, 2020)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2020, BankUnited, Inc. (the “Company”) entered into an Underwriting Agreement with BofA Securities, Inc., J.P. Morgan Securities LLC and Piper Sandler & Co. as representatives of the several Underwriters named in Schedule II thereto (the “Underwriting Agreement”), in connection with the public offering of $300,000,000 aggregate principal amount of 5.125% Subordinated Notes due 2030. The notes to be sold pursuant to the Underwriting Agreement have been registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-227995) filed and effective on October 25, 2018. The Registration Statement includes a Prospectus dated October 25, 2018, which is supplemented by a Prospectus Supplement filed pursuant to Securities Act Rule 424(b)(5) dated June 4, 2020. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of June 4, 2020 (the “Underwriting Agreement”), by and between the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and Piper Sandler & Co. as representatives of the several Underwriters named in Schedule II thereto

104	The cover page from this Current Report on From 8-K formatted in Inline XBRL (included as Exhibit 101)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED, INC.

Dated: June 9, 2020	By:	/s/ Leslie Lunak
Name: Leslie Lunak
Title: Chief Financial Officer